Exhibit 99.1

June 28, 2023
FOR IMMEDIATE RELEASE

BlackBerry Reports First Quarter Fiscal Year 2024 Results
Beats non-GAAP earnings expectations
Delivers sequential revenue and billings growth for Cybersecurity business unit

First Quarter Fiscal 2024:
•Total company revenue of $373 million.
•IoT revenue of $45 million.
•Cybersecurity revenue of $93 million.
•Licensing & Other revenue of $235 million.
•Non-GAAP basic earnings per share of $0.06 and GAAP basic loss per share of $0.02.

Waterloo, Ontario - BlackBerry Limited (NYSE: BB; TSX: BB) today reported financial results for the three months ended May 31, 2023 (all figures in U.S. dollars and U.S. GAAP, except where otherwise indicated).

“This quarter we delivered sequential revenue growth in our Cybersecurity business unit. Revenue growth was driven by a year-over-year increase in billings and pipeline, anchored on strength in our core verticals, particularly government,” said John Chen, Executive Chair & CEO, BlackBerry. “In our IoT business unit we saw some temporary delays to the start of new programs as a number of customers review their plans to capitalize on the software-defined vehicle (SDV) trend, impacting revenue this quarter. However, we see no change to the strong secular trends that are a multi-year tailwind for QNX and BlackBerry IVY. We continue to expect to achieve revenue consensus for both our IoT and Cybersecurity business units this fiscal year”

First Quarter Fiscal 2024 Financial Highlights
•Total company revenue was $373 million.
•Total company GAAP and non-GAAP gross margin was 48%, both lower due to completion of the significant sale of the non-core portion of the patent portfolio in the quarter. Excluding the patent sale, the non-GAAP gross margin was 22 percentage points higher.
•IoT revenue was $45 million, with gross margin of 80%.
•Cybersecurity revenue was $93 million, with gross margin of 60% and ARR of $289 million.
•Cybersecurity billings were $122 million, increasing for the 4th consecutive quarter, with 14% sequential and 37% year-over-year growth.
•Licensing and Other revenue was $235 million, including $218 million relating to the patent sale.
•Non-GAAP operating profit was $35 million and GAAP operating loss was $11 million.
•Total cash, cash equivalents, short-term and long-term investments increased by $91 million to $578 million, with the first instalment of $170 million received from the patent sale.
•Net cash generated from operating activities in the quarter was $99 million.

Business Highlights & Strategic Announcements
•BlackBerry completes patent sale transaction of substantially all of its non-core patents and patent applications to Malikie Innovations Limited, a wholly-owned subsidiary of Key Patent Innovations Limited
•BlackBerry QNX releases ultra-scalable, high-performance compute ready operating system to advance software development efforts for next generation vehicles and IoT systems
•BlackBerry® QNX® software is now embedded in over 235 million vehicles worldwide: a year-over-year net increase of 20 million vehicles
•Upstream Security joins the BlackBerry IVY® partner ecosystem, leveraging IVY’s rich telemetry data and edge compute capabilities to protect software-defined vehicles from cyber threats
•BlackBerry launches enhanced AI-based Cylance® cybersecurity solutions portfolio, reducing alert fatigue, offering faster incident response and expanding cloud defense coverage
•BlackBerry introduces integration of CylanceGUARD® managed detection and response (MDR) and BlackBerry® AtHoc® critical event management (CEM) technologies for secure bi-directional response communications during cyber incidents
•BlackBerry extends partnership with leading managed security services provider (MSSP), Solutions Granted, enabling better scale to address small and medium-sized businesses (SMBs)
•McKinsey names BlackBerry a cybersecurity and IoT convergence leader, well positioned in an addressable market of up to $750 billion by 2030

Outlook
BlackBerry will discuss its outlook in connection with the quarterly earnings announcement on its earnings conference call.

Use of Non-GAAP Financial Measures
The tables at the end of this press release include a reconciliation of the non-GAAP financial measures and non-GAAP financial ratios used by the company to comparable U.S. GAAP measures and an explanation of why the company uses them.

Conference Call and Webcast
A conference call and live webcast will be held today beginning at 5:30 p.m. ET, which can be accessed using the following link (here) or through the Company’s investor webpage (BlackBerry.com/Investors) or by dialing toll free +1 (844) 512-2926 and entering Elite Entry Number 6312676.

A replay of the conference call will be available at approximately 8:30 p.m. ET on June 28, 2023, using the same webcast link (here) or by dialing Canada toll free +1 (855) 669-9658 or US toll free +1 (877) 344-7529 and entering Replay Access Code 6786029.

About BlackBerry
BlackBerry (NYSE: BB; TSX: BB) provides intelligent security software and services to enterprises and governments around the world. The company secures more than 500M endpoints including more than 235M vehicles. Based in Waterloo, Ontario, the company leverages AI and machine learning to deliver innovative solutions in the areas of cybersecurity, safety and data privacy, and is a leader in the areas of endpoint security, endpoint management, encryption, and embedded systems. BlackBerry’s vision is clear - to secure a connected future you can trust.

BlackBerry. Intelligent Security. Everywhere.
For more information, visit BlackBerry.com and follow @BlackBerry.

Investor Contact:
BlackBerry Investor Relations
+1 (519) 888-7465
investorrelations@blackberry.com

Media Contact:
BlackBerry Media Relations
+1 (519) 597-7273
mediarelations@blackberry.com

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This news release contains forward-looking statements within the meaning of certain securities laws, including under the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws, including statements regarding BlackBerry’s plans, strategies and objectives including its expectations with respect to increasing and enhancing its product and service offerings.

The words “expect”, “anticipate”, “estimate”, “may”, “will”, “should”, “could”, “intend”, “believe”, “target”, “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are based on estimates and assumptions made by BlackBerry in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors that BlackBerry believes are appropriate in the circumstances, including but not limited to, BlackBerry’s expectations regarding its business, strategy, opportunities and prospects, the launch of new products and services, general economic conditions, competition, and BlackBerry’s expectations regarding its financial performance. Many factors could cause BlackBerry’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, risks related to the following factors: BlackBerry’s strategic review of its businesses, including risk related to BlackBerry’s ability to realize the benefits of any strategic alternatives being explored and risk that uncertainty relating to the review may adversely impact the Company’s business and relationships with its partners, customers and employees; BlackBerry’s ability to enhance, develop, introduce or monetize products and services for the enterprise market in a timely manner with competitive pricing, features and performance; BlackBerry’s ability to maintain or expand its customer base for its software and services offerings to grow revenue or achieve sustained profitability; the intense competition faced by BlackBerry; the occurrence or perception of a breach of BlackBerry’s network cybersecurity measures, or an inappropriate disclosure of confidential or personal information; the failure or perceived failure of BlackBerry’s solutions to detect or prevent security vulnerabilities; BlackBerry’s continuing ability to attract new personnel, retain existing key personnel and manage its staffing effectively; litigation against BlackBerry; BlackBerry’s dependence on its relationships with resellers and channel partners; acquisitions, divestitures and other business initiatives; the impact of the COVID-19 pandemic; network disruptions or other business interruptions; BlackBerry’s ability to foster an ecosystem of third-party application developers; BlackBerry’s products and services being dependent upon interoperability with rapidly changing systems provided by third parties; BlackBerry’s ability to obtain rights to use third-party software and its use of open source software; failure to protect BlackBerry’s intellectual property and to earn expected revenues from intellectual property rights; BlackBerry being found to have infringed on the intellectual property rights of others; the substantial asset risk faced by BlackBerry, including the potential for charges related to its long-lived assets and goodwill; BlackBerry’s indebtedness; tax provision changes, the adoption of new tax legislation or exposure to additional tax liabilities; the use and management of user data and personal information; government regulations applicable to BlackBerry’s products and services, including products containing encryption capabilities; environmental, social and governance expectations and standards; the failure of BlackBerry’s suppliers, subcontractors, channel partners and representatives to use acceptable ethical business practices or comply with applicable laws; regulations regarding health and safety, hazardous materials usage and conflict minerals; foreign operations, including fluctuations in foreign currencies; adverse economic, geopolitical and environmental conditions; the fluctuation of BlackBerry’s quarterly revenue and operating results; the volatility of the market price of BlackBerry’s common shares; and rising inflation.

These risk factors and others relating to BlackBerry are discussed in greater detail in BlackBerry’s Annual Report on Form 10-K and the “Cautionary Note Regarding Forward-Looking Statements” section of BlackBerry’s MD&A (copies of which filings may be obtained at www.sedar.com or www.sec.gov). All of these factors should be considered carefully, and readers should not place undue reliance on BlackBerry’s forward-looking statements. Any statements that are forward-looking statements are intended to enable BlackBerry’s shareholders to view the anticipated performance and prospects of BlackBerry from management’s perspective at the time such statements are made, and they are subject to the risks that are inherent in all forward-looking statements, as described above, as well as difficulties in forecasting BlackBerry’s financial results and performance for future periods, particularly over longer periods, given changes in technology and BlackBerry’s business strategy, evolving industry standards, intense competition and short product life cycles that characterize the industries in which BlackBerry operates. Any forward-looking statements are made only as of today and the company has no intention and undertakes no obligation to update or revise any of them, except as required by law.

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BlackBerry Limited
Incorporated under the Laws of Ontario
(United States dollars, in millions except share and per share amounts) (unaudited)

Consolidated Statements of Operations

	Three Months Ended
	May 31, 2023	February 28, 2023	May 31, 2022
Revenue	$373	$151	$168
Cost of sales	194	51	64
Gross margin	179	100	104
Gross margin %	48.0%	66.2%	61.9%
Operating expenses
Research and development	54	48	53
Selling, marketing and administration	99	83	82
Amortization	15	18	27
Impairment of goodwill	—	245	—
Impairment of long-lived assets	—	231	—
Debentures fair value adjustment	22	(26)	(46)
Litigation settlement	—	—	165
	190	599	281
Operating loss	(11)	(499)	(177)
Investment income (loss), net	3	6	(1)
Loss before income taxes	(8)	(493)	(178)
Provision for income taxes	3	2	3
Net loss	$(11)	$(495)	$(181)
Loss per share
Basic	$(0.02)	$(0.85)	$(0.31)
Diluted	$(0.02)	$(0.85)	$(0.35)

Weighted-average number of common shares outstanding (000s)
Basic	582,812	581,493	576,877
Diluted	582,812	581,493	637,710
Total common shares outstanding (000s)	583,237	582,157	577,169

BlackBerry Limited
Incorporated under the Laws of Ontario
(United States dollars, in millions) (unaudited)

Consolidated Balance Sheets

	As at
	May 31, 2023	February 28, 2023
Assets
Current
Cash and cash equivalents	$358	$295
Short-term investments	158	131
Accounts receivable, net of allowance of $6 and $1, respectively	117	120
Other receivables	8	12
Income taxes receivable	3	3
Other current assets	52	182
	696	743
Restricted cash and cash equivalents	27	27
Long-term investments	35	34
Other long-term assets	60	8
Operating lease right-of-use assets, net	44	44
Property, plant and equipment, net	24	25
Goodwill	596	595
Intangible assets, net	192	203
	$1,674	$1,679
Liabilities
Current
Accounts payable	$21	$24
Accrued liabilities	128	143
Income taxes payable	21	20
Debentures	389	367
Deferred revenue, current	177	175
	736	729
Deferred revenue, non-current	26	40
Operating lease liabilities	52	52
Other long-term liabilities	1	1
	815	822
Shareholders’ equity
Capital stock and additional paid-in capital	2,920	2,909
Deficit	(2,039)	(2,028)
Accumulated other comprehensive loss	(22)	(24)
	859	857
	$1,674	$1,679

BlackBerry Limited
Incorporated under the Laws of Ontario
(United States dollars, in millions) (unaudited)
Consolidated Statements of Cash Flows

	Three Months Ended
	May 31, 2023	May 31, 2022
Cash flows from operating activities
Net loss	$(11)	$(181)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization	16	29
Stock-based compensation	9	8
Intellectual property disposed of by sale	147	—
Debentures fair value adjustment	22	(46)
Operating leases	(1)	(3)
Net changes in working capital items
Accounts receivable, net of allowance	3	36
Other receivables	4	4
Other assets	(62)	(9)
Accounts payable	(3)	(8)
Accrued liabilities	(14)	148
Income taxes payable	1	2
Deferred revenue	(12)	(22)
Net cash provided by (used in) in operating activities	99	(42)
Cash flows from investing activities
Acquisition of long-term investments	(1)	—
Acquisition of property, plant and equipment	(2)	(1)
Acquisition of intangible assets	(8)	(8)
Acquisition of short-term investments	(66)	(164)
Proceeds on sale or maturity of short-term investments	39	226
Net cash provided by (used in) investing activities	(38)	53
Cash flows from financing activities
Issuance of common shares	2	3
Net cash provided by financing activities	2	3
Effect of foreign exchange loss on cash, cash equivalents, restricted cash, and restricted cash equivalents	—	(1)
Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents during the period	63	13
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	322	406
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$385	$419

As at	May 31, 2023	February 28, 2023
Cash and cash equivalents	$358	$295
Restricted cash and cash equivalents	27	27
Short-term investments	158	131
Long-term investments	35	34
	$578	$487

Reconciliations of the Company’s Segment Results to the Consolidated Results
The following table shows information by operating segment for the three months ended May 31, 2023 and May 31, 2022. The Company reports segment information in accordance with U.S. GAAP Accounting Standards Codification Section 280 based on the “management” approach. The management approach designates the internal reporting used by the Chief Operating Decision Maker for making decisions and assessing performance of the Company’s reportable operating segments.

	For the Three Months Ended (in millions) (unaudited)
	Cybersecurity		IoT		Licensing and Other		Segment Totals
	May 31,		May 31,		May 31,		May 31,
	2023	2022	2023	2022	2023	2022	2023	2022
Segment revenue	$93	$113	$45	$51	$235	$4	$373	$168
Segment cost of sales	37	53	9	8	147	2	193	63
Segment gross margin	$56	$60	$36	$43	$88	$2	$180	$105
Segment gross margin %	60%	53%	80%	84%	37%	50%	48%	63%
The following table reconciles the Company’s segment results for the three months ended May 31, 2023 to consolidated U.S. GAAP results:

	For the Three Months Ended May 31, 2023
	(in millions) (unaudited)
	Cybersecurity	IoT	Licensing and Other	Segment Totals	Reconciling Items	Consolidated U.S. GAAP
Revenue	$93	$45	$235	$373	$—	$373
Cost of sales	37	9	147	193	1	194
Gross margin (1)	$56	$36	$88	$180	$(1)	$179
Operating expenses					190	190
Investment income, net					(3)	(3)
Loss before income taxes						$(8)
______________________________
(1) See “Reconciliation of Non-GAAP Measures with the Nearest Comparable U.S. GAAP Measures” for a reconciliation of selected U.S. GAAP-based measures to adjusted measures for the three months ended May 31, 2023.
The following table reconciles the Company’s segment results for the three months ended May 31, 2022 to consolidated U.S. GAAP results:

	For the Three Months Ended May 31, 2022
	(in millions) (unaudited)
	Cybersecurity	IoT	Licensing and Other	Segment Totals	Reconciling Items	Consolidated U.S. GAAP
Revenue	$113	$51	$4	$168	$—	$168
Cost of sales	53	8	2	63	1	64
Gross margin (1)	$60	$43	$2	$105	$(1)	$104
Operating expenses					281	281
Investment loss, net					1	1
Loss before income taxes						$(178)
______________________________
(1) See “Reconciliation of Non-GAAP Measures with the Nearest Comparable U.S. GAAP Measures” for a reconciliation of selected U.S. GAAP-based measures to adjusted measures for the three months ended May 31, 2022.

Reconciliation of Non-GAAP Measures with the Nearest Comparable U.S. GAAP Measures
In the Company’s internal reports, management evaluates the performance of the Company’s business on a non-GAAP basis by excluding the impact of certain items below from the Company’s U.S. GAAP financial results. The Company believes that these non-GAAP financial measures and non-GAAP ratios provide management, as well as readers of the Company’s financial statements, with a consistent basis for comparison across accounting periods and is useful in helping management and readers understand the Company’s operating results and underlying operational trends.
Readers are cautioned that adjusted gross margin, adjusted gross margin percentage, adjusted operating expense, adjusted net income (loss), adjusted income (loss) per share, adjusted research and development expense, adjusted selling, marketing and administrative expense, adjusted amortization expense, adjusted operating income (loss), adjusted EBITDA, adjusted operating income (loss) margin percentage, adjusted EBITDA margin percentage and free cash flow (usage) and similar measures do not have any standardized meaning prescribed by U.S. GAAP and are therefore unlikely to be comparable to similarly titled measures reported by other companies. These non-GAAP financial measures should be considered in the context of the U.S. GAAP results.
Reconciliation of non-GAAP based measures with most directly comparable U.S. GAAP based measures for the three months ended May 31, 2023 and May 31, 2022
A reconciliation of the most directly comparable U.S. GAAP financial measures for the three months ended May 31, 2023 and May 31, 2022 to adjusted financial measures is reflected in the table below:

For the Three Months Ended (in millions)	May 31, 2023	May 31, 2022
Gross margin	$179	$104
Stock compensation expense	1	1
Adjusted gross margin	$180	$105

Gross margin %	48.0%	61.9%
Stock compensation expense	0.3%	0.6%
Adjusted gross margin %	48.3%	62.5%
Reconciliation of U.S. GAAP operating expense for the three months ended May 31, 2023 and May 31, 2022 to adjusted operating expense is reflected in the table below:

For the Three Months Ended (in millions)	May 31, 2023	May 31, 2022
Operating expense	$190	$281
Restructuring charges	5	1
Stock compensation expense	8	6
Debentures fair value adjustment	22	(46)
Acquired intangibles amortization	10	23
Litigation settlement	—	165
Adjusted operating expense	$145	$132

Reconciliation of U.S. GAAP net loss and U.S. GAAP basic loss per share for the three months ended May 31, 2023 and May 31, 2022 to adjusted net income (loss) and adjusted basic earnings (loss) per share is reflected in the table below:

For the Three Months Ended (in millions, except per share amounts)	May 31, 2023		May 31, 2022
		Basic earnings (loss) per share		Basic loss per share
Net loss	$(11)	$(0.02)	$(181)	$(0.31)
Restructuring charges	5		1
Stock compensation expense	9		7
Debentures fair value adjustment	22		(46)
Acquired intangibles amortization	10		23
Litigation settlement	—		165
Adjusted net income (loss)	$35	$0.06	$(31)	$(0.05)
Reconciliation of U.S. GAAP research and development, selling, marketing and administration, and amortization expense for the three months ended May 31, 2023 and May 31, 2022 to adjusted research and development, selling, marketing and administration, and amortization expense is reflected in the table below:

For the Three Months Ended (in millions)	May 31, 2023	May 31, 2022
Research and development	$54	$53
Stock compensation expense	2	2
Adjusted research and development	$52	$51

Selling, marketing and administration	$99	$82
Restructuring charges	5	1
Stock compensation expense	6	4
Adjusted selling, marketing and administration	$88	$77

Amortization	$15	$27
Acquired intangibles amortization	10	23
Adjusted amortization	$5	$4

Adjusted operating income (loss), adjusted EBITDA, adjusted operating income (loss) margin percentage and adjusted EBITDA margin percentage for the three months ended May 31, 2023 and May 31, 2022 are reflected in the table below.

For the Three Months Ended (in millions)	May 31, 2023	May 31, 2022
Operating loss	$(11)	$(177)
Non-GAAP adjustments to operating loss
Restructuring charges	5	1
Stock compensation expense	9	7
Debentures fair value adjustment	22	(46)
Acquired intangibles amortization	10	23
Litigation settlement	—	165
Total non-GAAP adjustments to operating loss	46	150
Adjusted operating income (loss)	35	(27)
Amortization	16	29
Acquired intangibles amortization	(10)	(23)
Adjusted EBITDA	$41	$(21)

Revenue	$373	$168
Adjusted operating income (loss) margin % (1)	9%	(16%)
Adjusted EBITDA margin % (2)	11%	(13%)
______________________________
(1) Adjusted operating income (loss) margin % is calculated by dividing adjusted operating income (loss) by revenue.
(2) Adjusted EBITDA margin % is calculated by dividing adjusted EBITDA by revenue.

The Company uses free cash flow (usage) when assessing its sources of liquidity, capital resources, and quality of earnings. The Company believes that free cash flow (usage) is helpful in understanding the Company’s capital requirements and provides an additional means to reflect the cash flow trends in the Company’s business.
Reconciliation of U.S. GAAP net cash provided by (used in) operating activities for the three months ended May 31, 2023 and May 31, 2022 to free cash flow (usage) is reflected in the table below:

For the Three Months Ended (in millions)	May 31, 2023	May 31, 2022
Net cash provided by (used in) operating activities	$99	$(42)
Acquisition of property, plant and equipment	(2)	(1)
Free cash flow (usage)	$97	$(43)
Key Metrics
The Company regularly monitors a number of financial and operating metrics, including the following key metrics, in order to measure the Company’s current performance and estimate future performance. Readers are cautioned that annual recurring revenue (“ARR”), dollar-based net retention rate (“DBNRR”), Cybersecurity total contract value (“TCV”) billing and recurring revenue percentage do not have any standardized meaning and are unlikely to be comparable to similarly titled measures reported by other companies.

For the Three Months Ended (in millions)	May 31, 2023
Cybersecurity Annual Recurring Revenue	$289
Cybersecurity Dollar-Based Net Retention Rate	81%
Cybersecurity Total Contract Value Billings	$122
Recurring Software Product Revenue	~ 90%